     As filed with the Securities and Exchange Commission on April 5, 2000
                                                     Registration No. 333- 91377
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             _____________________

                                Stamps.com Inc.
            (Exact name of Registrant as specified in its charter)

       Delaware                             5961                         77-0454966
(State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)     Classification Code No.)       Identification Number)

                     3420 Ocean Park Boulevard, Suite 1040
                        Santa Monica, California 90405
                                (310) 581-7200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             _____________________

                                 John M. Payne
                     Chairman and Chief Executive Officer
                                Stamps.com Inc.
                     3420 Ocean Park Boulevard, Suite 1040
                        Santa Monica, California 90405
                                (310) 581-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________
                             _____________________

                                  Copies to:

       Bruce R. Hallett                                  Craig E. Sherman
Brobeck, Phleger & Harrison LLP                           David R. Young
     38 Technology Drive                                 David T. Sobota
   Irvine, California 92618                             Venture Law Group
       (949) 790-6300                              A Professional Corporation
                                                       4750 Carillon Point
                                                   Kirkland, Washington 98033
                                                          (425) 739-8700
                             _____________________
                             _____________________

     Approximate date of commencement of proposed sale to the public: Not applicable.
                             _____________________

     If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                             _____________________

     The Registrant hereby de-registers 1,627,852 shares of common stock, par value $.001 per share, of Stamps.com Inc., a Delaware corporation ("Stamps"), which were not sold in connection with the merger (the "Merger") of Rocket Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Stamps, with and into iShip.com, Inc., a Washington corporation.

     The de-registered shares have been reserved for issuance upon exercise of outstanding options and warrants assumed by the Registrant in connection with the Merger.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company has duly caused this post-effective amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, State of California, on the 5th day of April, 2000.

                                          Stamps.com Inc.

                                          By:  /s/ John M. Payne
                                          ____________________________________
                                          John M. Payne
                                          Chairman and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                                Date
------------------------------------   -------------------------------------------------     -------------
/s/ John M. Payne                      Chairman of the Board and Chief Executive Officer     April 5, 2000
------------------------------------   (Principal Executive Officer)
John M. Payne

            *                          President, Chief Operating Officer and Director       April 5, 2000
------------------------------------
Loren E. Smith

/s/ John W. LaValle                    Chief Financial Officer and Senior Vice President     April 5, 2000
------------------------------------   of Operations (Principal Financial and Accounting
John W. LaValle                        Officer)

           *                           Director                                              April 5, 2000
------------------------------------
Mohan P. Ananda

           *                           Director                                              April 5, 2000
------------------------------------
David C. Bohnett

           *                           Director                                              April 5, 2000
------------------------------------
Jeffrey J. Brown

             Signature                                       Title                                Date
------------------------------------   -------------------------------------------------     -------------
            *                          Director                                              April 5, 2000
------------------------------------
Thomas H. Bruggere

            *                          Director                                              April 5, 2000
------------------------------------
Thomas N. Clancy

            *                          Director                                              April 5, 2000
------------------------------------
G. Bradford Jones

           *                           Director                                              April 5, 2000
------------------------------------
Marvin Runyon

                                       Director
------------------------------------
John A. Duffy

                                       Director
------------------------------------
Stephen Teglovic

           *                           Director                                              April 5, 2000
------------------------------------
Carolyn M. Ticknor



*By: /s/ John M. Payne
------------------------------------
John M. Payne
Attorney-in-Fact